Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the B.O.S. Better Online Solutions Ltd. (“BOS”) 2003 Israeli Share Option Plan, of our report dated March 25, 2005, with respect to the financial statements of Odem Electronic Technologies 1992 Ltd. included in the Annual Report of BOS on Form 20-F for the year ended December 31, 2005, filed with the Securities and Exchange Commission on June 28, 2006.

/s/ Kesselman & Kesselman

Jerusalem, Israel	Kesselman & Kesselman
August 27, 2006	Certified Public Accountants (Israel)
A member of PricewaterhouseCoopers International Limited